EXHIBIT 10.3

AMENDMENT TO ARTICLE 3 OF DIGITAL ANGEL CORPORATION’S
AMENDED AND RESTATED BYLAWS

ARTICLE THREE

BOARD OF DIRECTORS

SECTION 3.1 NUMBER, ELECTION AND TERM.

(a) The Board of Directors shall consist of five (5) persons; provided, however, that in no event shall the number of Directors be less than three (3); provided, further, that except as otherwise provided in the Certificate, the number of Directors provided herein may be amended from time to time only by the affirmative vote of a majority of the Board of Directors; and provided, further, that any change in the number of Directors shall be reported to the Secretary of State of the State of Delaware within thirty (30) calendar days of such change.